Exhibit 10.78

[Security Agreement Gupta Technologies LLC and Fortress Credit Corp. under English law]

THIS DEED is dated 1 August 2005 between:

(1)	GUPTA TECHNOLOGIES, LLC, a Delaware limited liability company (the Chargor);

(2)	FORTRESS CREDIT CORP. (the Agent) as agent and trustee for the Finance Parties (as defined in the Credit Agreement defined below).

BACKGROUND:

(A)	The Chargor enters into this Deed in connection with the Credit Agreement (as defined below).

(B)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions
In this Deed:
Act means the Law of Property Act 1925.

Credit Agreement means the credit agreement dated1 August 2005 between (among others), Warp Technology Holdings Inc., the Chargor and the Agent.

Party means a party to this Deed.

Receiver means an administrative receiver, receiver and manager or a receiver, in each case, appointed under this Deed.

Secured Liabilities means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Chargor to any Finance Party under each Finance Document to which the Chargor is a party, except for any obligation which, if it were so included, would result in this Deed contravening Section 151 of the Companies Act 1985.

Security Assets means all assets of the Chargor the subject of any security created by this Deed.

Security Period means the period beginning on the date of this Deed and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

1.2	Construction

(a)	Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b)	The provisions of Clause 1.2 (Construction) of the Credit Agreement apply to this Deed as though they were set out in full in this Deed, except that references to the Credit Agreement will be construed as references to this Deed.

(c)	(i) (ii)	The term Finance Document includes all amendments and supplements including supplements providing for further advances; and the term this Security means any security created by this Deed.

(d)	Any covenant of the Chargor under this Deed (other than a payment obligation) remains in force during the Security Period.

(e)	The terms of the other Finance Documents and of any side letters between any Parties in relation to any Finance Document are incorporated in this Deed to the extent required to ensure that any purported disposition of any freehold or leasehold property contained in this Deed is a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

(f)	If the Agent considers that an amount paid to a Finance Party under a Finance Document is capable of being avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

(g)	Unless the context otherwise requires, a reference to a Security Asset includes the proceeds of sale of that Security Asset.

2.	CREATION OF SECURITY

2.1	General

(a)	All the security created under this Deed:

(i)	is created in favour of the Agent;

(ii)	is created over present and future assets of the Chargor;

(iii)	is security for the payment of all the Secured Liabilities; and

(iv)	is made with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994.

(b)	If the rights of the Chargor under a document cannot be secured without the consent of a party to that document:

(i)	the Chargor must notify the Agent promptly;

(ii)	this Security will secure all amounts which the Chargor may receive, or has received, under that document but exclude the document itself; and

(iii)	unless the Agent otherwise requires, the Chargor must use reasonable endeavours to obtain the consent of the relevant party to that document being secured under this Deed.

(c)	The Agent holds the benefit of this Deed on trust for the Finance Parties.

2.2	Credit balances

The Chargor charges by way of a first fixed charge all of its rights in respect of any amount standing to the credit of any account (including any account contemplated by this Deed) it has with any person and the debt represented by it.

2.3	Book debts etc.
The Chargor charges by way of a first fixed charge:

(a)	all of its book and other debts;

(b)	all other moneys due and owing to it; and

(c)	the benefit of all rights, securities or guarantees of any nature enjoyed or held by it in relation to any item under paragraph (a) or (b) above.

2.4	Floating charge

(a)	The Chargor charges by way of a first floating charge all its assets not at any time otherwise effectively mortgaged, charged or assigned by way of fixed mortgage, charge or assignment under this Clause.

(b)	Except as provided below, the Agent may by notice to the Chargor convert the floating charge created by this Subclause into a fixed charge as regards any of the Chargor’s assets specified in that notice, if:

(i)	an Event of Default is outstanding; or

(ii)	the Agent considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy.

(c)	The floating charge created by this Subclause may not be converted into a fixed charge solely by reason of:

(i)	the obtaining of a moratorium; or

(ii)	anything done with a view to obtaining a moratorium, under the Insolvency Act 2000.

(d)	The floating charge created by this Subclause will automatically convert into a fixed charge over all of the Chargor’s assets if an administrator is appointed or the Agent receives notice of an intention to appoint an administrator.

(e)	The floating charge created by this Subclause is a qualifying floating charge for the purpose of paragraph 14 of Schedule B1 to the Insolvency Act 1986.

3.	REPRESENTATIONS — GENERAL

3.1	Nature of security

The Chargor represents to each Finance Party that this Deed creates those Security Interests it purports to create and is not liable to be amended or otherwise set aside on the liquidation or administration of the Chargor or otherwise.

3.2	Times for making representations

(a)	The representations set out in this Deed (including in this Clause) are made on the date of this Deed.

(b)	Unless a representation is expressed to be given at a specific date, each representation under this Deed is deemed to be repeated by the Chargor on the date of each Request and on each Utilization Date.

(c)	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

4.	RESTRICTIONS ON DEALINGS

The Chargor must not:

(a)	create or permit to subsist any Security Interest on any Security Asset; or

(b)	sell, transfer, licence, lease or otherwise dispose of any Security Asset,

except as expressly allowed under the Credit Agreement.

5.	WHEN SECURITY BECOMES ENFORCEABLE

5.1	Event of Default

This Security will become immediately enforceable if an Event of Default occurs and is continuing.

5.2	Discretion

After this Security has become enforceable, the Agent may in its absolute discretion enforce all or any part of this Security in any manner it sees fit or as the Majority Lenders direct.

5.3	Power of sale

The power of sale and other powers conferred by Section 101 of the Act, as amended by this Deed, will be immediately exercisable at any time after this Security has become enforceable.

6.	ENFORCEMENT OF SECURITY

6.1	General

(a)	For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due and payable on the date of this Deed.

(b)	Section 103 of the Act (restricting the power of sale) and Section 93 of the Act (restricting the right of consolidation) do not apply to this Security.

(c)	The statutory powers of leasing conferred on the Agent are extended so as to authorise the Agent to lease, make agreements for leases, accept surrenders of leases and grant options as the Agent may think fit and without the need to comply with any provision of section 99 or 100 of the Act.

6.2	No liability as mortgagee in possession

Neither the Agent nor any Receiver will be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

6.3	Privileges

Each Receiver and the Agent is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers duly appointed under the Act, except that Section 103 of the Act does not apply.

6.4	Protection of third parties

No person (including a purchaser) dealing with the Agent or a Receiver or its or his agents will be concerned to enquire:

(a)	whether the Secured Liabilities have become payable;

(b)	whether any power which the Agent or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

(c)	whether any money remains due under the Finance Documents; or

(d)	how any money paid to the Agent or to that Receiver is to be applied.

6.5	Redemption of prior mortgages

(a)	At any time after this Security has become enforceable, the Agent may:

(i)	redeem any prior Security Interest against any Security Asset; and/or

(ii)	procure the transfer of that Security Interest to itself; and/or

(iii)	settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed will be, in the absence of manifest error, conclusive and binding on the Chargor.

(b)	The Chargor must pay to the Agent, immediately on demand, the costs and expenses incurred by the Agent in connection with any such redemption and/or transfer, including the payment of any principal or interest.

6.6	Contingencies

If this Security is enforced at a time when no amount is due under the Finance Documents but at a time when amounts may or will become due, the Agent (or the Receiver) may pay the proceeds of any recoveries effected by it into a suspense account.

7.	RECEIVER

7.1	Appointment of Receiver

(a)	Except as provided below, the Agent may appoint any one or more persons to be a Receiver of all or any part of the Security Assets if:

(i)	this Security has become enforceable; or

(ii)	the Chargor so requests the Agent in writing at any time.

(b)	Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

(c)	Except as provided below, any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under section 109(1) of the Act) does not apply to this Deed.

(d)	The Agent is not entitled to appoint a Receiver solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under section 1A of the Insolvency Act 1986.

(e)	The Agent may not appoint an administrative receiver (as defined in section 29(2) of the Insolvency Act 1986) over the Security Assets if the Agent is prohibited from so doing by section 72A of the Insolvency Act 1986 and no exception to the prohibition on appointing an administrative receiver applies.

7.2	Removal

The Agent may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

7.3	Remuneration

The Agent may fix the remuneration of any Receiver appointed by it and the maximum rate specified in Section 109(6) of the Act will not apply.

7.4	Agent of the Chargor

(a)	A Receiver will be deemed to be the agent of the Chargor for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The Chargor alone is responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

(b)	No Finance Party will incur any liability (either to the Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason.

7.5	Relationship with Agent

To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may after this Security becomes enforceable be exercised by the Agent in relation to any Security Asset without first appointing a Receiver and notwithstanding the appointment of a Receiver.

8.	POWERS OF RECEIVER

8.1	General

(a)	A Receiver has all of the rights, powers and discretions set out below in this Clause in addition to those conferred on it by any law; this includes:

(i)	in the case of an administrative receiver, all the rights, powers and discretions conferred on an administrative receiver under the Insolvency Act, 1986; and

(ii)	otherwise, all the rights, powers and discretions conferred on a receiver (or a receiver and manager) under the Act and the Insolvency Act, 1986.

(b)	If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

8.2	Possession

A Receiver may take immediate possession of, get in and collect any Security Asset.

8.3	Carry on business
8.4	A Receiver may carry on any business of the Chargor in any manner he thinks fit. Employees

(a)	A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he thinks fit.

(b)	A Receiver may discharge any person appointed by the Chargor.

8.5	Borrow money

A Receiver may raise and borrow money either unsecured or on the security of any Security Asset either in priority to this Security or otherwise and generally on any terms and for whatever purpose which he thinks fit.

8.6	Sale of assets

(a)	A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit.

(b)	The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit.

(c)	Fixtures, other than landlord’s fixtures, may be severed and sold separately from the property containing them without the consent of the Chargor.

8.7	Leases

A Receiver may let any Security Asset for any term and at any rent (with or without a premium) which he thinks fit and may accept a surrender of any lease or tenancy of any Security Asset on any terms which he thinks fit (including the payment of money to a lessee or tenant on a surrender).

8.8	Compromise

A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of the Chargor or relating in any way to any Security Asset.

8.9	Legal actions

A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Security Asset which he thinks fit.

8.10	Receipts

A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset.

8.11	Subsidiaries

A Receiver may form a Subsidiary of the Chargor and transfer to that Subsidiary any Security Asset.

8.12	Delegation
8.13 8.14	A Receiver may delegate his powers in accordance with this Deed. Lending A Receiver may lend money or advance credit to any customer of the Chargor. Protection of assets A Receiver may:

(a)	effect any repair or insurance and do any other act which the Chargor might do in the ordinary conduct of its business to protect or improve any Security Asset;

(b)	commence and/or complete any building operation; and

(c)	apply for and maintain any planning permission, building regulation approval or any other authorisation,

8.15	in each case as he thinks fit. Other powers A Receiver may:

(a)	do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or law;

(b)	exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Security Asset; and

(c)	use the name of the Chargor for any of the above purposes.

9.	APPLICATION OF PROCEEDS

Any moneys received by the Agent or any Receiver after this Security has become enforceable must be applied in the following order of priority:

(a)	in or towards payment of or provision for all costs and expenses incurred by the Agent or any Receiver under or in connection with this Deed and of all remuneration due to any Receiver under or in connection with this Deed;

(b)	in or towards payment of or provision for the Secured Liabilities; and

(c)	in payment of the surplus (if any) to the Chargor or other person entitled to it.

This Clause is subject to the payment of any claims having priority over this Security. This Clause does not prejudice the right of any Finance Party to recover any shortfall from the Chargor.

10.	EXPENSES AND INDEMNITY

The Chargor must:

(a)	immediately on demand pay all costs and expenses (including legal fees) properly incurred in connection with this Deed by any Finance Party, Receiver, attorney, manager, agent or other person appointed by the Agent under this Deed including any arising from any actual or alleged breach by any person of any law or regulation, whether relating to the environment or otherwise; and

(b)	keep each of them indemnified against any failure or delay in paying those costs or expenses.

11.	DELEGATION

11.1	Power of Attorney

The Agent or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed.

11.2	Terms

Any such delegation may be made upon any terms (including power to sub-delegate) which the Agent or any Receiver may think fit.

11.3	Liability

Neither the Agent nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate.

12.	FURTHER ASSURANCES

The Chargor must, at its own expense, take whatever action the Agent or a Receiver may reasonably require for:

(a)	creating, perfecting or protecting any security intended to be created by this Deed; or

(b)	facilitating the realisation of any Security Asset, or the exercise of any right, power or discretion exercisable, by the Agent or any Receiver or any of its delegates or sub-delegates in respect of any Security Asset.

This includes:

(i)	the execution of any transfer, conveyance, assignment or assurance of any property, whether to the Agent or to its nominee; or

(ii)	the giving of any notice, order or direction and the making of any registration, which, in any such case, the Agent may think expedient.

13.	POWER OF ATTORNEY

The Chargor, by way of security, irrevocably and severally appoints the Agent, each Receiver and any of its delegates or sub-delegates to be its attorney to take any action which the Chargor is obliged to take under this Deed. The Chargor ratifies and confirms whatever any attorney does or purports to do under its appointment under this Clause.

14.	MISCELLANEOUS

14.1	Covenant to pay

The Chargor must pay or discharge the Secured Liabilities in the manner provided for in the Finance Documents.

14.2	Tacking

Each Finance Party must perform its obligations under the Credit Agreement (including any obligation to make available further advances).

14.3	New Accounts

(a)	If any subsequent charge or other interest affects any Security Asset, the Finance Party may open a new account with the Chargor.

(b)	If the Finance Party does not open a new account, it will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that charge or other account.

(c)	As from that time all payments made to the Finance Party will be credited or be treated as having been credited to the new account and will not operate to reduce any Secured Liability.

14.4	Time deposits

Without prejudice to any right of set-off any Finance Party may have under any other Finance Document or otherwise, if any time deposit matures on any account the Chargor has with any Finance Party within the Security Period when:

(a)	this Security has become enforceable; and

(b)	no Secured Liability is due and payable,

that time deposit will automatically be renewed for any further maturity which that Finance Party considers appropriate.

14.5	Notice of assignment

This Deed constitutes notice in writing to the Chargor of any charge or assignment of a debt owed by the Chargor to any other member of the Group and contained in any other Security Document.

15.	RELEASE

At the end of the Security Period, the Finance Parties must, at the request and cost of the Chargor, take whatever action is necessary to release the Security Assets from this Security.

16.	GOVERNING LAW

This Deed is governed by English law.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

SIGNATORIES

Chargor

EXECUTED AS A DEED by)

GUPTA TECHNOLOGIES, LLC)

acting by) Title:
/s/ Brian Sisko
Brian Sisko
Authorized Signatory
/s/ Ernest Mysogland
Ernest Mysogland
Authorized Signatory
Agent
FORTRESS CREDIT CORP.
By:/s/ Marc K. Furstein
Name: Marc K. Furstein
Chief Operating Officer